Exhibit 10.2

XETHANOL CORPORATION
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of this 9th day of October 2008 by and between Xethanol Corporation, a Delaware corporation (the “Company”), and _________________________ (the “Grantee”). Capitalized terms not defined in this Agreement have the meanings given in the Xethanol Corporation 2005 Incentive Compensation Plan, as amended effective February 12, 2008 (the “Plan”).

Background

A. On the date specified above, the Compensation Committee (the “Committee”) of the Board of Directors of the Company duly granted to the Grantee a Restricted Stock Award (the “Award”) under the Plan on the terms described in this Agreement.

B. In consideration of the issuance of the Award, the Grantee intends to remain in the employ of the Company or continue to provide services to the Company.

C. The Company and the Grantee desire to enter into a written agreement with respect to the Award in accordance with the Plan.

Agreement

As an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:

1. Incorporation of Plan. This Award is granted pursuant to the provisions of the Plan, and the terms and definitions of the Plan are incorporated into this Agreement by reference. The Company has delivered a copy of the Plan to the Grantee, who acknowledges receipt of the Plan.

2. Grant of Restricted Stock. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Grantee the number of restricted shares of the Company’s common stock, par value $0.001 per share (the “Restricted Stock”), provided on Schedule A attached to this Agreement and incorporated into this Agreement by reference.

3. Vesting. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Restricted Stock shall vest or shall be forfeited in the amounts and at the time specified on Schedule A based on the level of achievement of the performance goals and applicable targets set forth on Schedule A.

4. Continued Employment Required. The vesting schedule requires the Grantee’s Continuous Service from the date of grant through each applicable vesting date as a condition to the vesting of the applicable installment of the Restricted Stock as specified on Schedule A. Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of the Grantee’s Continuous Service as provided in Section 7 below.

5. Rights of a Stockholder. From and after the date of grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, and except to the extent restricted under the terms of the Plan and this Agreement, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including but not limited to the right to receive dividends, if applicable, and the right to vote such shares.

6. Adjustments in Restricted Stock. The number of shares subject to this Award, any restrictions and forfeiture conditions and other matters are subject to adjustment in accordance with Sections 9 and 10 of the Plan.

7. Termination of Continuous Service. Except as otherwise specified in Schedule A, in the event of the termination of the Grantee’s Continuous Service for any reason, whether with or without Cause, voluntarily or involuntarily, all rights of the Grantee to the then remaining shares of Restricted Stock (and, if applicable, any dividends or other distributions with respect to the Restricted Stock) that are not vested on the date of the termination shall terminate and be forfeited immediately.

8. Restrictions on Transfer. Before shares of Restricted Stock become vested, neither the Restricted Stock nor any interest with respect to the Restricted Stock may be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Grantee except pursuant to the Grantee’s will, or the laws of descent and distribution. With respect to and to the extent of shares of the Restricted Stock that have become fully vested under the terms of this Agreement, the Grantee may freely sell or transfer such vested shares of the Restricted Stock, subject to limitations and conditions of Rule 144 under the Securities Act of 1933 if the Grantee is an “affiliate,” as that term is defined in paragraph (a)(1) of Rule 144. The Grantee agrees that the Restricted Stock will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities law.

9. Return of Shares of Restricted Stock. Upon the occurrence of any forfeiture of shares of Restricted Stock under the terms of this Agreement, such unvested, forfeited shares of Restricted Stock shall be automatically transferred to the Company, without any other action by the Grantee, or the Grantee’s guardian or legal representative, should one be appointed; no additional consideration shall be paid by the Company with respect to such transfer. The Company may exercise its powers under Section 10(d) below and take any other action necessary or advisable to evidence such transfer. The Grantee, or the Grantee’s guardian or legal representative, as the case may be, shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares.

10. Stock Certificates.

(a) Form of Shares of Restricted Stock. The Company shall, in its discretion, issue the shares of Restricted Stock subject to the Award either: (x) in certificate form as described in the following sentence; or (y) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Agreement. Any certificates representing shares of the Restricted Stock shall be registered in the name of and issued to the Grantee, although the Company shall hold the stock certificate or certificates until the Restricted Stock vests in accordance with the terms of this Agreement. Such stock certificate or certificates shall be subject to such stop-transfer orders and other restrictions as the Company may deem necessary or advisable under applicable federal and state securities laws, and the Company may cause legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

(b) Delivery of Shares Upon Vesting. Promptly after any shares of Restricted Stock become vested pursuant to Section 3 above and the satisfaction of any and all related tax withholding obligations pursuant to Section 11 below, the Company shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Grantee a certificate or certificates (without legends) evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 11 below). The Grantee, or the Grantee’s guardian or legal representative, should one be appointed, shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements. The shares so delivered shall no longer be Restricted Stock for purposes of this Agreement.

(c) Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Agreement, the Grantee shall deliver to the Company an executed stock power (or powers) in the form attached to this Agreement as Schedule B, in blank, with respect to the Restricted Stock. The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Grantee’s attorney(s) in fact to effect any transfer of unvested, forfeited shares (or shares otherwise reacquired by the Company under this Agreement) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(d) Postponement of Issuance. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Restricted Stock (whether subject to restrictions or unrestricted) under this Agreement may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

11. Withholding of Tax. The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or other event with respect to the Restricted Stock. The Company may, in its sole discretion, withhold and/or reacquire a sufficient number of shares of Restricted Stock in connection with the vesting of such shares at their then Fair Market Value to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such shares. The Company may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding and/or reacquiring such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, the Grantee makes an election under Section 83(b) of the Code with respect to the Restricted Stock, if any other withholding event occurs with respect to the Restricted Stock other than the vesting of such stock, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the Restricted Stock as provided above in this Section 11, the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

12. Section 83(b) Election. The Grantee hereby acknowledges that, with respect to the grant of the Restricted Stock, the Grantee may file an election with the Internal Revenue Service, within 30 days of the date of grant, electing pursuant to Section 83(b) of the Code, to be taxed currently on the Fair Market Value of the Restricted Stock on the date of grant.

THE GRANTEE HEREBY ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE RESPONSIBILITY OF THE COMPANY TO TIMELY FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

13. Miscellaneous.

(a) This Agreement shall be binding upon the parties to it and their representatives, successors and assigns.

(b) This Agreement shall be governed by the laws of the State of Georgia.

(c) Any requests or notices to be given under this Agreement shall be deemed given, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Grantee, at the address provided below and, if to the Company, to the executive offices of the Company at 3348 Peachtree Road NE, Tower Place 200, Suite 250, Atlanta, Georgia 30326 (or to any successor address for the Company’s executive offices reflected in the Company’s filings with the Securities and Exchange Commission); provided that the Grantee may change his or her address by written notice as provided in this Section 14(c).

(d) This Award does not confer upon the Grantee any right with respect to continuance of employment by the Company or by any of its subsidiaries.

(e) Except as permitted under the Plan, this Agreement may not be modified except in writing executed by each of the parties to it.

(f) The Background section on page 1 of this Agreement constitutes an integral part of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of the Company has caused this Restricted Stock Agreement to be executed on behalf of the Company, and the Grantee has executed this Restricted Stock Agreement under seal, all as of the day and year first above written.

Xethanol Corporation	GRANTEE

By:	By:
Name:	Name:
Address:	Address:

SCHEDULE A
TO
RESTRICTED STOCK AGREEMENT
BETWEEN
XETHANOL CORPORATION
AND

Dated: October 9, 2008

1. Number of Shares Subject to Award: ___________________ shares of Restricted Stock.

2. Grant Date Value of Award: The parties acknowledge that the closing price of the Company’s common stock listed on the American Stock Exchange on the date on which shares of the Restricted Stock were granted was $0.19 per share.

3. Vesting Schedule: The Restricted Stock shall vest as to the number of shares specified below upon satisfaction of the vesting conditions described below, subject to the earlier forfeiture of the Restricted Stock as provided below:

(a) In this Schedule A, (x) the term “Exchange” means the American Stock Exchange, or, if applicable, any successor exchange on which the Company’s common stock is listed; and (y) the term “Expiration Date” means October 9, 2015.

(b) One-half of the Restricted Stock shall vest if the closing price of the Company’s common stock as reported on the Exchange equals or exceeds $1.50 per share for ten consecutive trading days (the “Initial Threshold Price”) on or before the third anniversary of the date of grant; provided that if the Initial Threshold Price is not achieved on or before the third anniversary of the date of grant, all of the Restricted Stock shall be forfeited.

(c) If and only if the Initial Threshold Price is achieved on or before the third anniversary of the date of grant, an additional one-fourth of the Restricted Stock shall vest if the closing price of the Company’s common stock as reported on the Exchange equals or exceeds $2.00 per share for ten consecutive trading days on or before the Expiration Date.

(d) If and only if the Initial Threshold Price is achieved on or before the third anniversary of the date of grant, an additional one-fourth of the Restricted Stock shall vest if the closing price of the Company’s common stock as reported on the Exchange equals or exceeds $2.50 per share for ten consecutive trading days on or before the Expiration Date.

4. Effect of Termination of Employment of Grantee (if different from that provided in Section 7 of the Restricted Stock Agreement): Not applicable.

SCHEDULE B
TO
RESTRICTED STOCK AGREEMENT
BETWEEN
XETHANOL CORPORATION
AND

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between Xethanol Corporation, a Delaware corporation (the “Company”), and ___________________________ (the “Grantee”) dated as of October 9, 2008, the Grantee hereby sells, assigns and transfers unto the Company, an aggregate of ___________________ shares of common stock of the Company, standing in the Grantee’s name on the books of the Company and, if such shares are in certificate form, represented by stock certificate number(s) _________________________________, to which this instrument is attached, and hereby irrevocably constitutes and appoints __________________________ as his or her lawful attorney in fact and agent to transfer such shares on the books of the Company with full power of substitution in the premises. This Stock Power is coupled with an interest and is irrevocable.

IN WITNESS WHEREOF, the undersigned has executed this Stock Power, effective this _____ day of ______________, _______.

GRANTEE [OR GRANTEE’S ADMINISTRATOR,
EXECUTOR, GUARDIAN OR LEGAL REPRESENTATIVE]

By:
Name:
Position (if other than Grantee):